                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             DENALI INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              DENALI INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  TO BE HELD AT THE POST OAK DOUBLETREE HOTEL

                                OCTOBER 21, 1998

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Denali Incorporated (the "Company") to be held on Wednesday, October 21, 1998, at 1:00 p.m. at the DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056, for the following purposes:

          1. To elect two Class A directors to serve until the 2001 Annual Meeting;

          2. To approve the appointment of Ernst & Young LLP as independent certified public accountants for the Company for the fiscal year ending July 3, 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on August 31, 1998, will be entitled to notice of and to vote at the meeting.

     Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares will be represented at the meeting.

                                            By Order of the Board of Directors,

                                            Cathy L. Smith
                                            Secretary

September 15, 1998
Houston, Texas

                              DENALI INCORPORATED
                        1360 POST OAK BLVD., SUITE 2250
                              HOUSTON, TEXAS 77056
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 1 p.m. on Wednesday, October 21, 1998, at the DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas, and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the Secretary of the Company, or by a later dated proxy delivered to the Secretary of the Company at any time before the voting, or by appearing at the meeting and voting in person. The proxy, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specifications have been indicated will be voted (i) in favor of the nominees for members of the Board of Directors of the Company named in item 1 of the proxy, and (ii) for approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending July 3, 1999.

     The Board of Directors has fixed the close of business on August 31, 1998, as the record date for the meeting. On that date, the Company had outstanding 4,828,743 shares of Common Stock. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share held and may vote in person or by proxy authorized in writing.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. The election of directors will require the favorable vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending July 3, 1999, will require the favorable vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes have no effect on the election of directors since directors are elected by a plurality vote. With respect to the other proposals to be decided at the meeting, abstentions are counted as a vote against a proposal, and broker non-votes (and other limited proxies), although considered present for quorum purposes, are not considered part of the voting power present at the meeting with respect to that proposal.

     The principal executive offices of the Company are at 1360 Post Oak Blvd., Suite 2250, Houston, Texas 77056. This proxy statement and the enclosed form of proxy are being sent to stockholders on or about September 18, 1998.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, Class A, B and C, serving staggered three-year terms. At each annual meeting of stockholders, directors are elected to succeed the directors of the class whose term expires that year.

     At the meeting, two Class A directors are to be elected to serve until the Annual Meeting of Stockholders in 2001 or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the two nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

           NAME              AGE        POSITION(S) WITH THE COMPANY        DIRECTOR SINCE
           ----              ---        ----------------------------        --------------
Stephen T. Harcrow.........  51    Chairman of the Board of Directors/CEO        1994
Stephen M. Youts...........  50    Director                                      1994

     Mr. Harcrow has been Chairman of the Board and Chief Executive Officer of the Company since its inception in December 1994. Mr. Harcrow was employed with Baker Hughes Incorporated ("BHI"), a worldwide diversified oil services company, for over 20 years until August 1993, ultimately serving as Senior Vice President of BHI and President of its EnviroTech operating group. Mr. Harcrow is also a director of Tetra Technologies, Inc., a specialty inorganic chemical company.

     Mr. Youts has been a director of the Company since its inception in December 1994. Since 1992, Mr. Youts has served as Managing Partner and Chairman of Avondale Partners LP, a private investment banking firm. Prior to the formation of Avondale Partners, Mr. Youts served as an investment banker for Merrill Lynch & Co. and Salomon Brothers Inc. In addition, Mr. Youts serves on the Board of Directors of certain other private companies in which Avondale Partners has an interest.

     Information with respect to directors whose terms do not expire at the Annual Meeting is presented below. After the expiration of the initial terms, the directors elected to replace such directors (regardless of class) shall serve for three-year terms.

     The following persons are Class B Directors of the Company whose current terms will expire at the Annual Stockholders Meeting in 1999:

     Mr. Ernest H. Cockrell has been a director of the Company since its inception in December 1994. Since 1970, Mr. Cockrell has served in various capacities at Cockrell Oil Corporation, an oil and gas exploration and production company, and has been its Chairman and Chief Executive Officer since 1996. Mr. Cockrell currently serves as a director of Pennzoil Company and Southwest Bank of Texas.

     Mr. Thomas D. Simmons, Jr. has been a director of the Company since its inception in December 1994. Mr. Simmons serves as Chairman of Simmons, Vedder & Co., a real estate development and investment firm which he co-founded in 1992. Prior to founding Simmons, Vedder & Co., Mr. Simmons spent more than 20 years with the Trammell Crow organization, most recently serving as Group Managing Partner.

     Mr. Joel V. Staff became a director of the Company in December 1997. Mr. Staff serves as Chairman, President, and Chief Executive Officer of National Oilwell, Inc., a Houston, Texas-based company engaged in the design, manufacture and sale of machinery and equipment and the distribution of products used in oil and gas drilling and production, and is a director of the Petroleum Equipment Suppliers Association and the National Ocean Industries Association. He was formerly at BHI for 17 years, where he served as Senior Vice President and President of the drilling and production groups.

     The following persons are Class C Directors of the Company whose current terms will expire at the Annual Stockholders Meeting in 2000:

     Mr. J. Taft Symonds has been a director of the Company since its inception in December 1994. Since 1978, Mr. Symonds has served as Chairman of Maurice Pincoffs Company, Inc., a private international marketing company, and, since 1978, as President of Symonds Trust Co., Ltd., a private investment firm. Mr. Symonds currently serves as Chairman of Tetra Technologies, Inc. and director of Plains Resources, Inc., a public energy company.

     Mr. Philip J. Burguieres has served as a director of the Company since December 1997. He is currently Chairman Emeritus of EVI Weatherford, Inc., a Houston-based diversified international energy service and manufacturing company that provides products and services around the world to the oil and gas exploration, production and transmission industries. Formerly Mr. Burguieres served as Chairman, President and Chief Executive Officer of Weatherford Enterra, Inc., and of Panhandle Eastern Corporation, an interstate natural gas transmission company. He currently serves on the Boards of Directors of EVI Weatherford, Inc., Chase Bank of Texas, Newfield Exploration Company, and McDermott International, Inc.

EXECUTIVE OFFICERS

     In addition to Mr. Harcrow, the Company has the following executive officers. Officers serve at the discretion of the Board.

     Mr. Edward de Boer is President and Chief Operating Officer of the Company. Prior to joining the Company as a consultant in January 1997, Mr. de Boer served as President and Chief Executive Officer of EnviroTech Pumpsystems, Inc., a wholly owned subsidiary of the Weir Group of Glasgow, Scotland from September 1994 to February 1996. Mr. de Boer was President of the EnviroTech Pump Group from 1990 to 1994, and President of BGA International from 1988 to 1990. Mr. de Boer has a BS in Mechanical Engineering from the Institute of Technology in the Netherlands.

     Mr. Robert B. Bennett is Vice President of the Company and Chief Operating Officer of Containment Solutions, Inc., a subsidiary of the Company, and has served in that capacity since April 1996. Prior to his association with the Company, he served as Vice President of the Asia Pacific/Middle East business units of Baker Hughes INTEQ, Singapore from 1992 to 1995. He also served as Vice President of Milpark Drilling Fluids (a division of BHI) from 1989 to 1992 and was President of Densitech, a drilling fluids company, prior to its acquisition by BHI. Mr. Bennett has a BS in Chemistry from Sam Houston State University.

     Mr. Lee W. Orr is Vice President of the Company and Chief Operating Officer of Specialty Solutions, Inc. and has served in that capacity since May 1997. Prior to joining the Company, Mr. Orr was Vice President and General Manager of EnviroTech Molded Products from 1995 to 1997; General Manager of EnviroTech Rubber Engineering from 1993 until 1995; and Vice President -- Finance for BGA International from 1991 until 1993. Mr. Orr has an MBA from The University of Texas at Austin and a BBA from Abilene Christian University.

     Mr. R. Kevin Andrews is Chief Financial Officer and has been with the Company since August 1995. Prior to joining the Company, Mr. Andrews served as a Corporate Development and Financial Manager for Moorco International, Inc., a supplier of fluid measurement and pressure control products, from November 1993 until June 1995, and the Financial Manager for EnviroTech operating group from 1991 to 1993. Mr. Andrews received his MBA and BA from The University of Tulsa and is a certified public accountant.

     Mr. Melford S. Carter is Vice President of Business Development and has been with the Company since August 1995. Prior to joining the Company, Mr. Carter served as Corporate Marketing Manager for National-Oilwell, Inc. from June 1994 to August 1995, and the Marketing Manager for the BHI EnviroTech operating group from 1992 until 1994. Mr. Carter earned his MBA in finance and international business and BS in Mechanical Engineering from The University of Texas at Austin.

     Ms. Cathy L. Smith is General Counsel and has been with the Company since January 1996. Ms. Smith was employed at BHI from July 1989 to August 1995, most recently as General Counsel of EnviroTech. Prior to joining BHI, Ms. Smith worked for the law firm of Thelen, Marrin, Johnson & Bridges from June 1986 to July 1989. Ms. Smith received her J.D. from The University of Houston.

           BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

     During the fiscal year ending June 27, 1998, the Company's Board of Directors held six meetings. All of the directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and of meetings held by all committees of the Board on which they served during fiscal 1998.

     The Board of Directors has a standing Audit Committee and Compensation Committee. The Board of Directors does not have a Nominating Committee, and nominees for director are nominated by the full Board of Directors.

     During fiscal 1998, the Audit Committee was comprised of Messrs. Simmons, Staff and Youts, independent directors of the Company. The Audit Committee held one meeting during fiscal 1998. The functions of the Audit Committee are to engage and discharge independent auditors of the Company, review with the auditors and management the Company's policies and procedures with respect to accounting and financial control, review with the auditors, upon completion of their audit, their report or opinion on matters related to the performance of such audit, periodically meet with the Company's financial staff to discuss auditing procedures and the extent to which recommendations made by the auditors have been implemented, and initiate, direct and supervise any investigations it deems necessary regarding the accounting and financial policies and controls of the Company.

     During fiscal 1998, the Compensation Committee was comprised of Messrs. Burguieres, Cockrell and Symonds. The Compensation Committee held no meetings during fiscal 1998. The functions of the Compensation Committee are to review and make recommendations to the Board of Directors on all matters of policy relating to the compensation of and benefits provided to executive management, approve the salaries and bonuses of executive management, and administer the Company's Stock Option Plan and other compensation plans approved by the Board of Directors.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Burguieres, Cockrell and Symonds, who are each independent directors of the Company. Mr. Symonds, a member of the Company's Board of Directors, is Chairman of the Board of Tetra Technologies, Inc. ("Tetra"). Stephen T. Harcrow, Chairman and Chief Executive Officer of the Company, serves on the Board of Directors and Compensation Committee of Tetra.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission and The Nasdaq National Stock Market. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that during fiscal 1998 its officers, directors and ten percent or greater stockholders complied with all applicable Section 16(a) reporting requirements.

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 1998, (i) by persons known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and all directors and executive officers of the Company as a group.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
NAME OF BENEFICIAL OWNER                                       NUMBER     PERCENT
------------------------                                      ---------   -------
Stephen T. Harcrow(2)(3)....................................    371,910     7.7%
Philip J. Burguieres........................................     19,231       *
  EVI Weatherford, Inc.
  711 Louisiana, 33rd Floor
  Houston, Texas 77002-2716
Ernest H. Cockrell(4).......................................    343,000     7.1%
  Cockrell Oil Corporation
  1600 Smith, Suite 4600
  Houston, Texas 77002
Thomas D. Simmons, Jr.(5)...................................    133,770     2.8%
  Simmons Vedder Investment Partnership
  1800 West Loop South, Suite 1575
  Houston, Texas 77027
Joel V. Staff...............................................      3,000       *
  National Oilwell
  5555 San Felipe
  Houston, Texas 77056
J. Taft Symonds(6)..........................................    343,000     7.1%
  Symonds Trust Co., Ltd.
  2040 North Loop West, Suite 200
  Houston, Texas 77018
Stephen M. Youts(7).........................................    137,200     2.8%
  Avondale Partners Inc
  1360 Post Oak Blvd., Suite 2330
  Houston, Texas 77056
Robert B. Bennett(3)........................................     74,750     1.5%
Cathy L. Smith(3)...........................................     37,730       *
Edward de Boer(3)(9)........................................     63,282     1.3%
Lee W. Orr(3)(10)...........................................     18,948       *
Richard D. Robins(8)........................................    343,000     7.1%
  National Investment Management, Inc.
  2601 Airport Drive, Suite 210
  Torrance, CA 90505
All Executive Officers and Directors as a Group (13
  persons)..................................................  1,624,281    33.2%

---------------

  *  Less than one percent.

 (1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and investment powers.

 (2) Includes 36,000 shares owned by the Harcrow Family Partnership, L.P., the general partner of which is a corporation of which Mr. Harcrow is the President, and 40,000 shares owned by the Harcrow Family Foundation, a charitable foundation of which Mr. Harcrow is a trustee.

 (3) All officers of the Company have the following address: 1360 Post Oak Blvd., Suite 2250, Houston, Texas 77056.

 (4) Includes 343,000 shares owned by Cockrell Investment Partners, L.P., a Texas limited partnership, of which Mr. Cockrell is the Chairman of Texas Production Company, its general partner.

 (5) Includes 58,310 shares owned by Simmons Family Trust of which Mr. Simmons is Co-Trustee, and 18,865 shares owned by The Estate of Candace U. Simmons, of which Mr. Simmons is the independent executor.

 (6) Includes 343,000 shares owned by Symonds Trust Co., Ltd., a Texas corporation, of which Mr. Symonds is the President.

 (7) Includes 133,770 shares owned by Avondale Partners LP and 3,430 shares owned by Avondale GP Inc. Avondale GP Inc is the general partner of Avondale Partners LP. Mr. Youts is the President of Avondale GP Inc.

 (8) Includes 343,000 shares owned by National Investment Management, Inc., a California corporation of which Mr. Robins is the President and sole stockholder.

 (9) Includes 37,897 shares that may be acquired from the Company within 60 days upon exercise of options.

(10) Includes 18,948 shares that may be acquired from the Company within 60 days upon exercise of options.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL            LONG-TERM
                                                    COMPENSATION(1)       COMPENSATION
                                                  --------------------   --------------
                                                                             AWARDS          OTHER
                                                                         --------------      ANNUAL
                                        FISCAL      SALARY      BONUS    STOCK OPTIONS/   COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR        ($)       ($)(2)       SARS(#)          ($)(3)
     ---------------------------        ------    ----------   -------   --------------   ------------
Stephen T. Harcrow....................   1998      240,000     120,000            0           6,401
  Chairman/Chief Executive Officer       1997      240,000      60,000            0           3,837

Edward de Boer........................   1998(4)   112,504     100,000       94,742          28,492(5)
  President/Chief Operating Officer      1997(6)        --          --           --              --

Robert B. Bennett.....................   1998      150,000      54,750            0           4,235
  President of Containment Solutions,    1997      150,000      37,500            0           3,057
    Inc.

Lee W. Orr............................   1998      125,000      70,000       47,371           4,942
  President of Specialty Solutions,      1997(7)        --          --           --              --
    Inc.

Cathy L. Smith........................   1998      100,000      50,000        9,639          23,671(8)
  General Counsel                        1997       80,004      28,000            0           2,275

---------------

(1) Information with respect to certain perquisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under SEC regulations.

(2) Bonus amounts were earned during the fiscal year indicated, but paid in the first quarter of the following fiscal year.

(3) Includes (a) matching contributions to the executive officer's account in the Company's 401(k) retirement plan, (b) gainsharing payments, (c) relocation compensation, (d) relocation housing reimbursement and (e) premium payments by the Company for life insurance for the benefit of the executive officer.

(4) Based on 8 months. Date of hire was November 1, 1997.

(5) $12,000 of this amount was relocation compensation; $12,500 of this amount was housing relocation reimbursement.

(6) Mr. de Boer was not employed by the Company during fiscal year 1997.

(7) Mr. Orr joined the Company in May 1997, and received less than $100,000 in total compensation from the Company during fiscal year 1997.

(8) $8,333 of this amount was relocation compensation; $12,500 of this amount was housing relocation reimbursement.

     The following table sets forth certain information with respect to options to purchase Common Stock granted during the fiscal year ended June 27, 1998 to each of the Named Executive Officers.

                        OPTION/SAR GRANTS IN FISCAL 1998

                                               INDIVIDUAL GRANTS
                              ---------------------------------------------------
                                               PERCENT                                     POTENTIAL REALIZABLE VALUE
                               NUMBER OF       OF TOTAL                                    AT ASSUMED ANNUAL RATES OF
                               SECURITIES    OPTIONS/SARS   EXERCISE                        STOCK PRICE APPRECIATION
                               UNDERLYING     GRANTED TO    OR BASE                            FOR OPTION TERM(1)
                              OPTIONS/SARS    EMPLOYEES      PRICE     EXPIRATION   ----------------------------------------
            NAME               GRANTED(#)      IN 1998       ($/SH)       DATE      0 PERCENT   5 PERCENT($)   10 PERCENT($)
            ----              ------------   ------------   --------   ----------   ---------   ------------   -------------
Stephen T. Harcrow..........          0             0           0             --        0               0               0
Edward de Boer..............     94,742(2)       53.0          13      Nov. 2002        0         265,427         571,607
Robert B. Bennett...........          0             0           0             --        0               0               0
Lee W. Orr..................     47,371(2)       26.5          13      Nov. 2002        0         132,714         285,803
Cathy L. Smith..............      9,639(3)        5.4          13      Nov. 2002        0          27,004          58,155

---------------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. The actual value an executive may realize will depend on the extent to which the stock price exceeds the exercise price of the options on the date the option is exercised. Accordingly, the value, if any, realized by an executive will not necessarily equal any of the amounts set forth in the table above. These calculations are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2) Forty percent of these options were vested upon the date of grant (November 21, 1997) and the remaining options will vest in equal amounts on the first, second, third and fourth anniversaries of the date of grant. These options have an exercise price of $13.00 per share.

(3) These options will vest in equal amounts on each of the first four anniversaries of the date of grant. These options have an exercise price of $13.00 per share.

     The following table sets forth certain information with respect to unexercised options held at June 27, 1998, by each of the Named Executive Officers.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1998
                         AND 6/27/98 OPTION/SAR VALUES

                                                               NUMBER OF
                                                               SECURITIES           VALUE OF
                                                               UNDERLYING          UNEXERCISED
                                                              UNEXERCISED         IN-THE-MONEY
                                                              OPTIONS/SARS        OPTIONS/SARS
                                                           AT FISCAL YEAR-END    AT FISCAL YEAR-
                               SHARES                             (#)                END($)
                            ACQUIRED ON        VALUE          EXERCISABLE/        EXERCISABLE/
          NAME              EXERCISE(#)     REALIZED($)      UNEXERCISABLE        UNEXERCISABLE
          ----              ------------    -----------    ------------------    ---------------
Stephen T. Harcrow.......           0               0                  0/0                  0/0
Edward de Boer...........           0               0        37,897/56,845       71,057/106,584
Robert B. Bennett........      72,500         902,988                  0/0                  0/0
Lee W. Orr...............           0               0        18,948/28,423        35,527/53,293
Cathy L. Smith...........      37,730         406,729              0/9,639             0/18,073

  Salary Continuation Agreement

     Mr. Harcrow is a party to a Salary Continuation Agreement entered into with the Company in September 1997, which provides for certain payments to his wife in the event of his death or disability. Upon the occurrence of such event, the Company shall (i) pay to his wife in monthly installments an annual sum equal to his annual salary for a period of three years thereafter and (ii) provide and pay for health insurance for Mr. Harcrow's wife and family for such three-year period. The Salary Continuation Agreement will terminate in the event that Mr. Harcrow terminates his employment with the Company for any reason other than death or disability. In addition, the Company's obligations under the agreement will terminate (i) upon the death of Mr. Harcrow's wife or (ii) upon Mr. Harcrow's death or disability, if his wife is not then living. The Salary Continuation Agreement will expire on August 31, 1999. On termination of the agreement, the benefits described above shall remain in force and effect thereafter; however, the three-year period for benefits will provide for benefits only from the date of disability or death of Mr. Harcrow until September 1, 2002.

  Confidentiality and Non-Competition Agreements

     Ms. Smith has entered into a Confidentiality and Non-Competition Agreement with the Company. The agreement contains a covenant-not-to-compete with the Company during her period of employment with the Company and for a period of one year following termination of employment.

  Directors' Compensation

     Each director who is not an employee of the Company is paid a monthly director's fee of $1,000, plus a fee of $500 for each Board or committee meeting attended. Members of the Board of Directors who are employees of the Company do not receive any fees. The Company reimburses all directors for reasonable expenses incurred in connection with attending meetings of the Board.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), which consists of three independent outside directors, was constituted in January 1998 after the Company's initial public offering of its Common Stock. Prior to that time, compensation decisions were made by the Board of Directors of the Company as a whole. The Compensation Committee reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees. The Committee reviews the performance levels of executive officers and determines the annual base salaries and incentive awards to be paid.

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs in order to maximize its return to stockholders. Specifically, the goals of the Company's compensation program are to:

          1. Align executive compensation with the interests of the stockholders;

          2. Provide compensation packages that are consistent with competitive market norms for companies similar in size, activity and complexity to the Company;

          3. Link pay to Company, operating group and individual performance;
             and

          4. Achieve a balance between incentives for short-term and long-term performance.

     The principal elements of compensation provided to executive and other officers of the Company historically have consisted of a base salary, annual incentives and stock option grants. The Committee estimates an executive's level of total compensation based on information drawn from a variety of sources, including proxy statements, special surveys and compensation consultants. Total compensation is targeted to be competitive at the median level of comparable companies.

     Base Salary. Salaries for executive officers are determined by the Committee annually, based on a review of each executive's level of responsibility, experience, expertise and sustained corporate, business unit and individual performance. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered.

     Annual Bonus. Annual bonuses are designed to focus management's attention on the performance of the Company, particularly in the short-term. At the beginning of fiscal 1998, the Board of Directors set performance goals for the Company and for the individual executives. These targets will be set for future years by the Compensation Committee. Bonuses are based upon the achievement of one or more of these goals.

     Stock Option Program. Each executive officer is eligible to receive a grant of stock options with an exercise price equal to the fair market value of the stock on the grant date. Stock options are designed to focus executives on the long-term performance of the Company by enabling executives to share in any increases in value of the Company's stock. Accordingly, the Committee believes that the grant of stock options is a significant method of aligning management's long-term interests with those of the stockholders of the Company.

     Chief Executive Officer Compensation. Mr. Harcrow, the Chairman of the Board and Chief Executive Officer of the Company, receives a base annual salary of $240,000. Mr. Harcrow does not have an employment agreement with the Company, and his base salary rate may be adjusted at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate. Additionally, Mr. Harcrow was awarded a bonus of $120,000. Although no stock options were awarded to Mr. Harcrow during fiscal 1998, options were awarded to other executive officers of the Company. The Committee believes that Mr. Harcrow's total compensation is near the median for the chief executive officers of comparable companies.

     This report is submitted by the members of the Compensation Committee.

                                            J. Taft Symonds, Chairman
                                            Philip J. Burguieres
                                            Ernest H. Cockrell

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return for the Company's Common Stock as compared to the Nasdaq composite index and a Peer Group index, which was selected by the Company on an industry basis (manufacturers of products for process industries). The graph assumes an investment of $100 on November 21, 1997, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.

                           COMPARATIVE TOTAL RETURNS

             DENALI INCORPORATED, NASDAQ COMPOSITE, AND PEER GROUP*
                  (PERFORMANCE RESULTS THROUGH JUNE 26, 1998)

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                      DNLI             NASDAQ            PEERS
21-NOV-97                                                      100               100               100
26-NOV-97                                                       94                99               100
26-DEC-97                                                       98                94                98
27-JAN-98                                                      104                98                90
27-FEB-98                                                      118               110                99
27-MAR-98                                                      128               113               100
27-APR-98                                                      135               113                93
27-MAY-98                                                      128               110                91
26-JUN-98                                                      112               116                76

* The Peer Group is comprised of Asahi/America, Incorporated; Ameron International Corporation; Met-Pro Corporation; Robbins & Myers, Inc.; and ITEQ, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended June 27, 1998, the Company purchased approximately $82,000 of calcium carbonate ("brine") from Tetra Technologies, Inc., a specialty inorganic chemical company. J. Taft Symonds, a director of the Company, is the Chairman of the Board of Tetra Technologies, and Stephen T. Harcrow, the Company's Chairman and Chief Executive Officer, is also on the Board of Directors of Tetra. All of the brine purchases were made on a spot basis without the benefit of a contract.

     Prior to the Company's acquisition of Fibercast on June 5, 1998, Fibercast entered into a contract with Tetra Technologies to sell a fabricated vinyl ester piping system, pursuant to which Tetra Technologies agreed to pay Fibercast $87,467. Fibercast began shipping components of the system on May 15, 1998, and recognized revenue of $11,894 prior to June 5. After the Company's acquisition of Fibercast on June 5, Fibercast completed the remainder of the order and recognized revenues of $75,573 from the sale. J. Taft Symonds, a member of the Company's Board of Directors, is Chairman of the Board of Tetra Technologies, and Stephen T. Harcrow, the Company's Chairman of the Board and Chief Executive Officer, is on the Board of Directors of Tetra Technologies.

     During the fiscal year ended June 27, 1998, the Company sold approximately $212,000 of tanks to Pennzoil Company. Ernest H. Cockrell, a director of the Company, is on the Board of Directors of Pennzoil.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending July 3, 1999, which appointment will be submitted for ratification at the meeting. Ernst & Young LLP served as independent auditors to the Company in connection with the Company's initial public offering, and has served as independent auditors to the Company since 1994. The Company has been advised that representatives of Ernst & Young LLP will attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                           PROPOSALS BY STOCKHOLDERS

     Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Stockholders to be held in 1999 must be received by the Company at 1360 Post Oak Blvd., Suite 2250, Houston, Texas 77056, Attention: Cathy L. Smith, General Counsel, no later than May 21, 1999.

                                 MISCELLANEOUS

     The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgment on those matters.

     The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

September 15, 1998                                                Houston, Texas